                                                               EXHIBIT 10.1

                           [LETTERHEAD OF FUSION MEDICAL TECHNOLOGIES, INC.]


                              PURCHASE AGREEMENT



This Agreement effective this 9th day of March, 1999 and is by and between Spear Products a _________ Corporation, (hereinafter "Seller") and Fusion Medical Technologies, Inc., a Delaware Corporation, (hereinafter "Buyer").

WHEREAS, Buyer desires to purchase from Seller and Seller desire to sell to Buyer under the terms and conditions set forth, herein.

NOW THEREFORE, the parties wishing to be legally bound by this contract, agree as follows:


1.   PRODUCT: Spear Products' Product Name, Bovine Calf Corium, meeting the
     -------
specifications set forth in Schedule A ("Product"), which is attached to and made part of this Agreement. Such specifications may be changed from time to time only as agreed to in writing by the parties.

2.   DURATION: Subject to Section 23 below, From March 9, 1999 and for the
     --------
following two (2) years, unless otherwise agreed in writing by the parties. This Agreement shall be automatically renewed for successive one (l) years terms thereafter unless either party notifies the other party to the contrary not less than ninety (90) days prior to the expiration of the then current term.

3.  QUANTITIES: Subject only to other provisions of this Agreement, Seller
    ----------
shall sell Buyer, and Buyer shall purchase from Seller the minimum quantities of product in each calendar quarter of this Agreement, set forth in Schedule B attached hereto Thirty (30) days prior to the expiration of the last quarter of Schedule B, Buyer will supply a non-binding forecast to Seller for the amount of Product Buyer anticipates purchasing during the subsequent four quarter period ("Forecast"). The Forecast will be updated semi-annually by Buyer. The first two quarters of the Forecast presented to Seller shall be binding ("the Binding Forecast"). Buyer will supply a semi-annual forecast to Seller not less than fourteen (14) days prior to the end of the preceding six month period for Product to be purchased during the subsequent six months.

4.  ORDER AND DELIVERY: Buyer shall issue a purchase order for each delivery of
    ------------------
Product under this Agreement. Each purchase order shall state the desired shipment date and the quantity being ordered. Buyer shall also state what percentage of the quantity is to be shipped. Seller shall acknowledge promptly each purchase order issued by Buyer in writing and confirm delivery dates to destinations specified by Buyer; however, delivery dates must not conflict with Seller's normal manufacturing lead times which shall not exceed 2 weeks. If any terms and conditions contained in such purchase order or acknowledgment conflict with the terms of the Agreement, the terms and conditions of this Agreement shall apply to the transaction.

ADDITIONAL QUANTITIES: During the initial term of this Agreement (which expires
---------------------
2 years after execution), Seller will supply in any given year up to 200% of the expected semi-annual purchase quantities indicated in Buyer's semi-annual forecast without further Agreement. Following the initial term of this Agreement, Seller will supply in any given period up to 200% of the expected semi-annual purchase quantities indicated in Buyer's semi-annual forecast without further agreement. In the event that Buyer requires in any period quantities which exceed 200% of the forecasted semi-annual quantity, Buyer shall so notify Seller in writing at least ninety (90) days in advance of Buyer's desired shipping date. Seller shall use its reasonable efforts (consistent with good business practice) to meet Buyer's requirements for such additional Product and shall inform Buyer within 30 days of notice whether or not Seller will supply all or a portion of such requirements.

6.  FAILURE TO PURCHASE MINIMUM QUANTITIES: In the event that Buyer fails to
    --------------------------------------
purchase in a given 6 month period the forecasted semi-annual purchase quantity, Buyer will pay to Seller within 60 days of the close of the period in which the shortfall occurs an amount equal to 100% of the contract price for the unpurchased Product, which is the difference between the forecasted semi-annual quantity and the quantity actually purchased during such year. Buyer's obligations under this Section 6 are conditioned upon Seller's delivery to Buyer within sixty (60) days after the end of any such 6 month period of an amount of Product equal to the difference between the Binding Forecast quantity and the quantity actually purchased by Buyer during such calendar year.

7.  PRICE: The price for the Product shall be forty-two dollars per pound
    -----
($42/1b) of product plus the appropriate shipping costs. Buyer will be invoiced for the Product and shipping costs upon shipment. The price may be adjusted by Seller annually by so notifying Buyer in writing at least thirty (30) days prior to the effective date of such change. Such Price shall be paid for all Product shipped hereunder on and after the date it becomes effective, unless subsequently again revised by Seller as provided herein. The total cumulative price increase may not exceed on a percentile basis the cumulative increase in the CPPI (i.e., Products Price Index for Chemicals and Allied Products, as published by the United States Department of Labor, Bureau of Labor Statistics) between the effective date of this Agreement and the date of the proposed price increase. If other cost factors such as, without limitation, raw material costs, regulatory costs, or product liability costs, elicit a price increase greater than that permitted by this Section, Seller will give written notice to Buyer at least ninety (90) days in advance of the effective date of such increase. Buyer may accept such price increase or elect to terminate this Agreement. If Buyer elects to terminate according to the terms of this section, Seller will continue to provide Buyer with product hereunder at the current contract price for ninety (90) days.

8.  WARRANTY: Seller warrants that the Product shipped hereunder meets the
    --------
specifications set forth in Schedule A. Other than the foregoing, SELLER MAKES NO WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE EVEN IF THAT PURPOSE IS KNOWN TO SELLER, NOR ANY OTHER EXPRESS OR IMPLIED WARRANTY. Buyer assumes all risk and liability for results obtained by the use of Product (provided they meet Specifications as defined in Schedule A herein) covered by this Agreement, whether used singly or in combination with other products.

9.  INDEMNIFICATION:
    --------------

   (a) Indemnification by Seller. Subject to the following terms and
       -------------------------
conditions, Seller agrees to indemnify, defend and holds harmless Buyer and each of its shareholders, affiliates and their respective, directors, officers, employees, attorneys, agents, and representatives from and against any and all claims, losses, damages, liabilities, demands, causes of action, proceedings and suits, including all reasonable attorneys' fees and expenses ("Claims"), arising out of, relating to or in connection with any failure to meet the Specifications set forth in Schedule A. Buyer agrees that Seller has the right
                            ----------
to defend, or at its option to settle, and Seller agrees, at its own expense, to defend or at its option to settle, any Claims brought against Buyer by any third party for infringement of any U.S. patent or worldwide copyright or trade secret by the Product and Seller agrees to indemnify, defend and hold harmless Buyer from and against any Claims related thereto, provided, however, that Seller assumes no infringement liability for (x) any combination of Product with other products not provided by Seller, which infringement would not arise from Product standing alone, or (y) the modifications of such Product by Buyer or any third party where such infringement would not have occurred but for such modifications, or (z) materials furnished by Buyer. If it is adjudicatively determined that any Product infringes a third party's U.S. patent or worldwide copyright or trade secret, or if the sale or use of the Product is, as a result, enjoined, then Seller may, at its option and expense either; (i) procure for Buyer the right under such patent, copyright or trade secret to use the Product; or (ii) replace the Product with functionally equivalent noninfringing products; or (iii) modify the Product to make the Product functionally equivalent and noninfringing. THE FOREGOING PROVISIONS OF THIS SECTION STATE THE ENTIRE LIABILITY OF SELLER AND THE EXCLUSIVE REMEDY OF BUYER WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCT.

   (b)  Indemnification by Buyer. Subject to the following terms and
        ------------------------
conditions, Buyer agrees to indemnify, defend and hold harmless Seller and shareholders, affiliates and their respective, directors, officers, employees, attorneys, agents and representatives from and against any and all Claims arising out of, relating to or in connection with the use or sale of the Product in Buyer's applications or applications development.

   (c)  Indemnification Procedures. In the event that any Claims are asserted
        --------------------------
by any third party which may give arise to any damage, liability, loss or cost or expense in respect of which either party has indemnified the other party under this Section, the indemnified party shall give the indemnifying party written notice of the institution of such proceedings, or the assertion of such Claim promptly after the indemnified party first becomes aware thereof. The indemnifying party shall have sole control over the defense and/or settlement of any such Claim; provided that the indemnified party may participate in any such proceedings with counsel of its choice at its own expense. Each of the parties agrees to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim and provide full information to the indemnifying party. Notwithstanding anything to the contrary contained in this Section, neither party shall be liable for any costs or expenses incurred by an indemnified party without its prior written authorization.

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

10. USE OF TRADEMARK: Each party agrees that it will not, without the other
    ----------------
party's prior written consent, use and/or associate the other party, the other part's corporate name or any of the other party's trademarks, either orally or in writing, with any of the other party's products, except that Buyer may use Seller's name and associate Seller with Buyer's Application as is required by federal or state regulation in gaining approval to market or to continue marketing Buyer's Application.

11. QUALITY CONTROL INSPECTION AND CLAIMS: Seller will obtain from his
    -------------------------------------
supplier the appropriate certifications that may be required to meet the requirements of Buyer as outlined in Schedule A and shall be subjected to quality control Product inspections by Buyer in accordance with CFR's, ISO 9001 or both. Buyer shall have the right to make changes to Schedule A with l0 days written notice to Buyer. If Buyer's Product inspection shows that the Product fails to meet the specifications contained in Schedule A, Buyer shall notify Seller within ten (10) days of receipt of the non-conforming Product. Upon Seller's confirmation which shall be given within ten (10) days of Buyer's notice to Seller, Seller will provide Buyer with full credit, refund or replacement for the shipment containing the non-conforming product, and shall reimburse Buyer for actual costs of such inspection, including testing, shipping and insurance in an amount up to ten (10%) percent on the purchase price of the non-conforming Product. At any time during this Agreement, Buyer will have the right to inspect Seller's Product production processes, and shall have access to such documentation, personnel and facilities sufficient to establish that Seller's Product production is in accordance with GMP. Seller will promptly provide Buyer with all documents generated by regulatory authorities that relate to the Product.

12. DELIVERIES: Deliveries shall be F.O.B. Lansdale, PA, U.S.A. via overnight
    ----------
delivery through Federal Express or other comparable delivery company. Buyer shall be responsible for all delivery costs and will be invoiced for such by Seller. Title to and risk of loss in all Product sold hereunder shall pass to Buyer upon loading for shipment at Seller's plant.

13. TERMS OF PAYMENT: Buyer will pay to Seller the invoiced amount paid net
    ----------------
cash thirty (30) days from date of Seller's invoice. Seller may impose a late payment service charge of 1.5% per month on invoices not paid when due. All payments shall be in United States currency.

14. FORCE MAJEURE: No liability shall result from delay in performance, or
    -------------
nonperformance, caused by circumstances beyond the control of the party affected, included, but not limited to, Act of God, fire, flood, war. Government action, accident, labor trouble or shortage, inability to obtain material, utilities, equipment or transportation. Quantities so affected may be eliminated from the Agreement without liability, but the Agreement shall remain otherwise unaffected. Any party claiming the benefit of this Article shall promptly so notify the other party.

15. ALLOCATION: In the event of Seller's inability for any reason to supply
    ----------
the total demands for Product, Seller may with sixty (60) days notice to Buyer distribute its available supply among all purchasers, according to the following requirements. Seller shall first supply Buyer up to 100% of its committed order, after such order has been satisfied, Seller may then fill all other orders on such a basis as it may deem fair.. Seller shall have no obligation to purchase supplies of Product to enable it to perform this Agreement.

16. GOVERNMENT APPROVALS: Seller shall manufacture Product under this Agreement
    --------------------
according to accepted good manufacturing practices (GMP) in accordance with the protocols provided by the Buyer. Any changes to the manufacturing process or specifications relating to the final product must be agreed to in writing by both parties before such changes are implemented. Upon terms of confidentiality acceptable to Seller, Seller agrees to cooperate with Buyer in obtaining any such governmental approvals, including providing required information to the FDA or any other governmental agency requesting the information to the extent such information is readily available or can be developed at little or not cost to Seller, unless Buyer agrees to fund such information research.

17. DOCUMENTS INCORPORATED BY REFERENCE: The following documents are hereby
    -----------------------------------
incorporated by reference:

   A. Schedule A entitled "Product Specifications" dated January 1, 1997 and mutually agreed revisions.
   B. Schedule B entitled "Annual Minimums" dated January 8, 1997 and mutually agreed revisions.

18. ADVERSE EFFECTS: Buyer will investigate all adverse effects of which Buyer
    ---------------
has direct or indirect knowledge, in regard to any of Buyer's Application which incorporate Product and promptly report to Seller any such effects that may relate to Product.

19. COMPLIANCE WITH LAW: Each party represents that it is and will remain in
    -------------------
compliance with all applicable federal, state and local laws, regulations and orders.

20. INDEPENDENT CONTRACTOR: The employees, methods, equipment and facilities
    ----------------------
of each party shall at all times be under that party's exclusive direction and control. Buyer's relationship to Seller under the Agreement shall be that of an independent contractor and nothing in this Agreement shall be construed to constitute either party, or any of its employees, an agent, associate, joint venture or partner of the other party.

21. NOTICES: All notices required hereunder shall be sent by certified mail
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return receipt requested, or by telex confirmed by such certified mail, to the party to be notified at its following address or at such other address as shall have been specified in written notice from the party to be notified. If to "Seller", addressed to: Spear Products PO Box 1632 Lansdale, PA 19446, attn:
Jerry Spears. If to "Buyer", addressed to Fusion Medical Technologies, Inc., 1615 Plymouth Street, Mountain View, California 94043, attn: Judy Lifrieri.

22. ASSIGNMENT: This Agreement is not assignable or transferable, in whole or
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in part, without the prior written consent of either party except for any entity that acquires all or substantially all of the business or assets of a party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise.

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

23. TERMINATION: If either party defaults in the performance of any material
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provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within sixty
(60) days, the agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the sixty-day period, then the Agreement will automatically terminate at the end of that period. In accordance with Section 2, either party may terminate this Agreement by giving six (6) months written notice to the other party. Upon termination, the rights and obligations set forth in sections 8, 9, 11, 22, 24, 26, 28 shall survive.

24. CLAUSE HEADINGS: The heading of clauses contained herein are used for
    ---------------
convenience and ease of reference and shall not limit the scope or intent of the clause.

25. ENTIRETY OF AGREEMENT: This Agreement embodies the entire agreement and
    ---------------------
understanding between Seller and Buyer relative to the subject matter hereof that are not merged or suspended hereby. No amendment, modification or release from any provision hereof shall be of any force or effect unless it is in writing, signed by the party claimed to be bound thereby, and specifically refers to this Agreement.

26. WAIVER: No waiver by either party or any breach of the covenants herein
    ------
contained to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or any other covenants or conditions hereof.

27. GOVERNING LAW: This Agreement shall be governed by and interpreted in
    -------------
accordance with the laws of the State of Pennsylvania. The courts of the State of Pennsylvania shall have exclusive jurisdiction of all claims arising from this Agreement except claims relating to payment of products.

28. SEVERABILITY. If any provision of this Agreement shall be held by a court
    ------------
of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

Accepted:

Spear Product                         Fusion Medical Technologies, Inc.

By: /s/ Jerry Spear                   By: /s/ Debra Brown
    ------------------------------        --------------------------------
Title: President, Spear Products      Title: VP, Regulatory
       ---------------------------          --------------------------------
Date:  March 15, 1999                 Date:  March 10, 1999
       ---------------------------          --------------------------------

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



                                   SCHEDULE A
                                  March 9, 1999
                             PRODUCT SPECIFICATIONS




SPECIFICATIONS
--------------

Product               Raw bovine calf corium
Age of animal         No greater than six (6) months of age
Packaging             Plastic wrapped in 51b quantities
Labeling              Package marked with supplier lot number, Fusion's
                      purchase order number, net weight, and labeled "bovine
                      calf corium BCC-101"
Transportation        Ship on dry ice by FED-X (or Equivalent) Overnight
                      Priority Delivery
Storage               Store frozen



CERTIFICATION OBTAINED FROM SUPPLIER
------------------------------------

A SIGNED CERTIFICATION SHEET FROM SUPPLIER SHALL ACCOMPANY EACH LOT OF MATERIAL AND CONTAIN THE FOLLOWING:

1.   CERTIFICATION OF HIDE SOURCE BY SUPPLIER AS TO THE FOLLOWING ITEMS:

           .  USDA AND EUROPEAN STANDARDS FACILITY
           .  VETERINARIAN ON SITE
           .  HIDES OF U.S. ORIGIN
           .  ANIMAL AGE
           . ANIMALS HAVE NOT BEEN FED RUMINANT PROTEIN or ANIMALS HAVE ONLY BEEN FED VEGETABLE PROTEINS.
           . ANIMALS HAVE BEEN CERTIFIED BY VETERINARIAN TO BE FIT FOR HUMAN CONSUMPTION

2.   SUPPLIER LOT NUMBER

                                   SCHEDULE B


                                ANNUAL MINIMUMS


- -----------------------------------------------------------------------------
-----------------------------
            QUARTER                                      REQUIREMENT (LBS)
- -----------------------------------------------------------------------------
-----------------------------
Q1'99                                                         90lbs.
- -----------------------------------------------------------------------------
-----------------------------
Q2'99                                                         90lbs.
- -----------------------------------------------------------------------------
-----------------------------
Q3'99                                                         90lbs.
- -----------------------------------------------------------------------------
-----------------------------
Q4'99                                                         90lbs.
- -----------------------------------------------------------------------------
-----------------------------
Q1'00                                                         90lbs.
- -----------------------------------------------------------------------------
-----------------------------


- -----------------------------------------------------------------------------
------------
     Fusion Medical Technologies, Inc.                       Spear Products
- -----------------------------------------------------------------------------
-------------

By: /s/ Debra Brown                          By: /s/ Jerry Spear
- -----------------------------------------------------------------------------
-------------

Name/Title: Debra Brown, V.P. Regulatory &   Name/Title: Jerry Spear, President
- -----------------------------------------------------------------------------
----------- Quality Assurance
           -------------------
Date: March 9, 1999                          Date: March 15, 1999
- -----------------------------------------------------------------------------
-------------


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